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                                                                       EXHIBIT 5

                        [Letterhead of Thompson Coburn]



January 31, 2000



Summit Bancorp.
301 Carnegie Center
Princeton, New Jersey  08543-2066

Re:  Registration Statement on Form S-4
     ----------------------------------

Ladies and Gentlemen:

        We refer you to the Registration Statement on Form S-4 filed by Summit Bancorp. (the "Company") on January 31, 2000 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 1,344,256 shares of the Company's common stock, $0.80 par value (the "Shares"), in connection with the acquisition by merger of MSFG, Inc. ("MSFG"), pursuant to the Agreement and Plan of Reorganization, dated December 31, 1999 (the "Agreement"), by and among the Company, Summit Bank, MSFG and the shareholders of MSFG who are signatories to the Agreement, all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation and Bylaws, as amended and currently in effect, the resolutions adopted by the Company's Board of Directors relating to the transaction, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

        Based only on the foregoing, the undersigned is of the opinion that:

        1. The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey; and

        2. The Shares to be sold by the Company, when issued as provided in the Agreement, will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Proxy Statement/Prospectus entitled "Legal Matters."

                                       Very truly yours,

                                       /s/ Thompson Coburn LLP